UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2014

MONSTER WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 351-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 15, 2014, Monster Worldwide, Inc. (the “Company”) entered into an amendment (the “Amendment”) of the Second Amended and Restated Credit Agreement (the “Existing Credit Agreement”), dated March 22, 2012, among the Company, Bank of America, N.A., as administrative agent and the other lenders that, among other things, (i) permits the offering of the notes (as defined below) and the conversion of the notes into cash and/or equity interests of the Company, (ii) permits the Company to enter into a capped call transaction and (iii) requires that the Company use the proceeds from the offering of the notes (net of reasonable and documented fees and expenses incurred in connection with the offering and the net cost of the capped call transaction), first, to repay the term loan facility under the Existing Credit Agreement and, second, to repay revolving debt under the Existing Credit Agreement (with no  corresponding reduction of the existing revolving credit facility). The foregoing summary is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.01           REGULATION FD DISCLOSURE.

On October 15, 2014, the Company issued a press release announcing its intent, subject to market and other conditions, to offer $125 million aggregate principal amount of convertible senior notes due 2019 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and to enter into a capped call transaction with an affiliate of one of the initial purchasers of the notes.

A copy of the Company’s press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The offering memorandum to be delivered to prospective investors in connection with the private placement of the notes contains the disclosure set forth below.

As soon as practicable after the consummation of the sale of the notes, the Company expects to enter into an amendment of the Existing Credit Agreement that would reduce the size of the facility from a $325 million facility consisting of a $225 million revolving credit facility and a $100 million term loan facility to a facility with borrowing capacity up to $200 million, split evenly between a revolving credit facility and a term loan facility (the “Amended Credit Agreement”). The Company expects that the maturity of the both the revolving credit facility and the term loan facility would be extended until October 2017. The Company also expects that the Amended Credit Agreement would modify certain financial covenants, basket sizes and thresholds and would be secured by substantially all of the Company’s assets, other than real estate and certain other excluded assets. The Company’s ability to consummate the proposed Amended Credit Agreement is subject to numerous uncertainties, including the availability of terms acceptable to the Company and market conditions. There can be no assurance that the Company will be able to consummate the proposed Amended Credit Agreement or an alternative financing arrangement on terms acceptable to the Company or at all.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1

First Amendment to Second Amended and Restated Credit Agreement, dated as of October 15, 2014, by and among Monster Worldwide, Inc., Bank of America, N.A. in its capacity as administrative agent, and the lenders party thereto.

99.2	Press Release of the Company Issued on October 15, 2014 announcing its intent to offer convertible senior notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.

(Registrant)

By:	/s/ James M. Langrock

Name:	James M. Langrock

Title:	Executive Vice President and Chief Financial Officer

Date: October 15, 2014

EXHIBIT INDEX

Exhibit Number	Description
99.1

First Amendment to Second Amended and Restated Credit Agreement, dated as of October 15, 2014, by and among Monster Worldwide, Inc., Bank of America, N.A. in its capacity as administrative agent, and the lenders party thereto.

99.2	Press Release of the Company Issued on October 15, 2014 announcing its intent to offer convertible senior notes.